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                                                                       EXHIBIT 5
                                                                       ---------


                                DAVID L. SANTEZ
                              The Mead Corporation
                            Mead World Headquarters
                           Courthouse Plaza Northeast
                              Dayton, Ohio  45463


                               November 15, 1996


    The Mead Corporation
    Mead World Headquarters
    Courthouse Plaza Northeast
    Dayton, Ohio   45463

    Ladies and Gentlemen:

              As an Associate General Counsel of The Mead Corporation, an Ohio corporation, (the "Company"), I have assisted the Company in the preparation and filing of the Company's Registration Statement on Form S-3 ("Registration Statement") relating to 4,067,597 Common Shares, without par value, of the Company (the "Shares") that may be issued upon the exercise of stock options under the Company's 1984 Stock Option Plan, 1991 Stock Option Plan and 1996 Stock Option Plan (collectively, the "Plans").

              In addition to having assisted the Company in the preparation and filing of the Registration Statement, I have examined the Plans and such corporate proceedings and records of the Company, and have made such other investigations, as I have deemed necessary for purposes of this opinion.

              Based upon the foregoing, it is my opinion that the Shares have been duly authorized, and when issued and paid for in accordance with the terms of the Plans, will be validly issued, fully paid and non-accessable.

              I am a member of the bar of the State of Ohio and I do not express any opinion herein concerning any laws other than the laws of the State of Ohio and the federal laws of the United States.

              I consent to the use of this opinion as an Exhibit to the Registration Statement, and I consent to the reference to me under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                        Very truly yours,

                                        /s/ David L. Santez

                                        David L. Santez